UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2019

LEGACY EDUCATION ALLIANCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway East, Cape Coral, Florida	33904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 542-0643

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Legacy Education Alliance, Inc. (the “Company”) previously announced that James E. May [64] was appointed as Interim Chief Executive Officer of the Company. On June 7, 2019, the Board appointed Mr. May as the Company’s Chief Executive Officer. Mr. May also serves on the Company’s Board of Directors. Prior to serving as Interim Chief Executive Officer, Mr. May served as Senior Vice President and General Counsel of the Company. Mr. May also served as the Chief Administrative Officer of the Company’s predecessor since September 2009, and as the General Counsel of the Company’s predecessor since May 2009. Mr. May joined the Company in June 2007 as Assistant General Counsel. Prior to joining the Company, he held the position of Associate General Counsel with Gateway Computers, and Vice President, Deputy General Counsel with Blockbuster Videos, Inc.

Mr. May will continue to provide services to the Company as CEO under the terms of his September 2013 employment agreement; there will be no change in the compensation thereunder. There are no family relationships between Mr. May and any director or executive officer of the Company, and Mr. May is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission Of Matters To A Vote Of Secuirity Holders

Two proposals described fully in the 2019 Proxy Statement of the Company were presented for approval at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) held on June 7, 2019. As of the record date, 23,107,852 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,314,954 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

The stockholders of the Company voted on the following two matters:

Proposal 1: Election of Directors

There were four directors standing for election at the Annual Meeting. The following persons were nominated and elected to serve as directors of the Company until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified: Anthony C. Humpage, Peter W. Harper, James E. May, and Cary Sucoff. The voting results for each nominee were as follows:

Director	For	Withheld	Broker Non-Votes
Anthony C. Humpage	9,393,493	1,781,098	2,140,363
Peter W. Harper	10,376,819	797,772	2,140,363
James E. May	10,322,186	852,405	2,140,363
Cary Sucoff	10,376,819	797,772	2,140,363

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of MaloneBailey, LLP as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2019 as disclosed in the 2019 Proxy Statement, received the following votes:

For	Against	Abstentions	Broker Non-Votes
13,057,371	257,583	0	2,140,363

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 Date: June 11, 2019

LEGACY EDUCATION ALLIACE, INC.

By:	/s/ James E. May
Name: James E. May Title: Chief Executive Officer

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